UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Cable One, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:
(2)	Aggregate number of securities to which the transaction applies:
(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of the transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CABLE ONE, INC.

SUPPLEMENT TO PROXY STATEMENT

FOR

THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2021

EXPLANATORY NOTE

On April 16, 2021, Cable One, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2021 Annual Meeting of Stockholders with the Securities and Exchange Commission. The Proxy Statement was filed in connection with the Company’s 2021 Annual Meeting of Stockholders to be held on May 21, 2021. This supplement to the Proxy Statement (this “Supplement”) is being filed to update, supplement and amend the disclosure included in the Proxy Statement under the heading “Proxy Summary – Other Questions and Answers – Q: Who is soliciting proxies?” with the information included below under “Supplemental Information.”

The information contained in this Supplement modifies and supersedes any inconsistent information contained in the Proxy Statement. Except as supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this Supplement together with the Proxy Statement, carefully and in their entirety, as they contain important information.

SUPPLEMENTAL INFORMATION

Q:	Who is soliciting proxies?
A:

Solicitation of proxies is being made by our management on behalf of the Board through the mail, in person, over the internet or by telephone, without any additional compensation being paid to such members of management. The cost of such solicitation will be borne by us. We have also engaged Innisfree M&A Incorporated (“Innisfree”), an independent proxy solicitation firm, to assist us in the solicitation of proxies. We have agreed to pay Innisfree a fee of $20,000, plus reimbursement of customary costs and expenses for these services. We have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with these services. In addition, we have requested brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to stockholders, and we will pay their fees and reimburse them for their expense in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 21, 2021

This Supplement, the Proxy Statement and our Annual Report to Stockholders are available at

www.proxyvote.com